UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                       Date of Report: September 18, 1998
                        (Date of earliest event reported)


                                Dana Corporation
                          ----------------------------
             (Exact name of registrant as specified in its charter)

                                    Virginia
                          ----------------------------
                 (State or other jurisdiction of incorporation)

            1-1063                                  34-4361040
     -------------------                       ------------------
   (Commission File Number)            (IRS Employer Identification Number)

                      4500 Dorr Street, Toledo, Ohio 43615
                      ------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (419) 535-4500

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Item 5.  Other Events

         Dana Corporation ("Dana") is filing this Current Report on Form 8-K to publish 31 days of combined operating results of Dana and the former Echlin, Inc. ("Echlin") to satisfy certain provisions of the Agreement and Plan of Merger, amended and restated as of May 29, 1998, pursuant to which Echlin was merged with and into a wholly-owned subsidiary of Dana on July 9, 1998. The merger was accounted for as a pooling of interests.

         In the opinion of Dana's management, the unaudited results of operations for the period August 1, 1998 to August 31, 1998 include all ordinary and recurring adjustments necessary to fairly present such results.

                                Dana Corporation
                                 For the Period
                        August 1, 1998 to August 31, 1998
                              (Dollars in millions)

                                   (Unaudited)


            Net Sales                           $1,010.1

            Net Income                          $   40.8


         Net income for the period includes merger-related expenses of $6.4 million after tax.

         These operating results have been prepared and published only for purposes of complying with pooling of interests accounting and contractual requirements and are not necessarily indicative of the results that may be expected for any interim period or for the year ended December 31, 1998.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Dana Corporation
                                        Registrant

Date:  September 18, 1998               /s/   John S. Simpson
-------------------------               --------------------------------
                                        John S. Simpson
                                        Chief Financial Officer